Aquilex Holdings LLC	Exhibit 99.1

Press release dated May 16, 2011 reporting the company’s financial results for the three months ended March 31, 2011, and for the comparable periods in 2010.

05.16.11 – Aquilex Holdings LLC Reports First Quarter 2011 Financial Results

Aquilex Holdings LLC (“Aquilex” or “Company”) today announced its financial results for the three months ended March 31, 2011. The first quarter 2011 results are included in Aquilex’s Quarterly Report on Form 10-Q as filed today with the SEC and posted on the Company’s website for which the link is as follows: www.aquilex.com/company/investor-relations.

Financial Results

Aquilex’s revenues for the three months ended March 31, 2011 were $109.5 million. For the three months ended March 31, 2011, revenues increased $1.8 million, or 1.7%, as compared to the corresponding prior year period. The increase was largely attributable to higher revenues in our Industrial Cleaning segment resulting from increased demand for cleaning services related to customers’ turnaround projects. This increase was offset primarily by a decrease in our engineered solutions and other nuclear repair service lines as the number and size of these highly engineered projects decreased. The decrease in our SRO segment engineered solutions and other nuclear repairs was offset to a lesser extent by increases from our Petrochemical and Refinery customers.

Adjusted EBITDA attributable to Aquilex Holdings (Adjusted EBITDA) for the three months ended March 31, 2011 was $9.6 million. For the three months ended March 31, 2011, Adjusted EBITDA decreased $5.2 million, or 35.1%, as compared to the corresponding prior year period. This decline resulted primarily from lower gross profit which was largely the result of an increase in direct labor, indirect and project execution costs. Margin decreases were also caused by the increase in the proportion of revenue derived from lower margin services provided to customers and lower pricing on jobs.

Depreciation and amortization costs for the three months ended March 31, 2011, decreased $0.9 million, or 9.1%, as compared to the corresponding prior year periods. This decrease primarily resulted from the reduced amortization in the three months ended March 31, 2011 resulting from the $53.2 million impairment of SRO amortizable assets in the fourth quarter of 2010. The impairment reduced the amortizable base over the remaining life and as a result the quarterly amortization decreased.

Net interest expense for the three months ended March 31, 2011, decreased $2.9 million, or 22.5% as compared to the corresponding prior year period. The decrease was primarily attributable to a lower effective interest rate on the current capital structure of term debt and senior notes during the three months ended March 31, 2011 that resulted primarily from refinancing activities that we undertook in April 2010.

Our income tax expense decreased $0.8 million for the three months ended March 31, 2011 when compared to the corresponding prior year period. The change in our effective tax rate is primarily attributable to changes in projected pre-tax book loss, deduction limitations for per diems for field employees, non-deductible stock based compensation, and other nondeductible expenses.

Net loss attributable to Aquilex Holdings for the three months ended March 31, 2011 was $12.6 million.

The foregoing provides only a brief summary of our financial results for the three months ended March 31, 2011. For a more detailed discussion please refer to our Quarterly Report on Form 10-Q as filed with the SEC.

Aquilex Holdings LLC	Exhibit 99.1

Press release dated May 16, 2011 reporting the company’s financial results for the three months ended March 31, 2011, and for the comparable periods in 2010.

First Quarter 2011 Earnings Conference Call

The Company will host its first quarter 2011 earnings conference call at 9:00 a.m. Eastern Time on Tuesday, May 17, 2011. You are invited to listen to the call, which is available for telephone dial-in. Aquilex President and Chief Executive Officer, L.W. Varner, Jr., and Chief Financial Officer, Jay W. Ferguson, will participate. A recording of the call will also be made available on the Aquilex website. The conference call dial-in number is (866) 694-4624. The conference call identification number is 62332268.

Note on Use of Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure. We calculate Adjusted EBITDA as EBITDA, which we describe below, as adjusted for certain other items described below.

EBITDA, a measure used by management to measure operating performance, is defined as net income(loss) plus interest expense, net, income tax expense (benefit), depreciation and amortization. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income(loss) as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA excludes the results of decisions that are outside the control of operating management and can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain non-cash and other specific items permitted in calculating covenant compliance under our senior secured credit agreement.

We present Adjusted EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry and because these adjustments are necessary to calculate our covenant compliance under our senior secured credit agreement. You are encouraged to evaluate each adjustment and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments in this presentation.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, our working capital needs;

Aquilex Holdings LLC	Exhibit 99.1

Press release dated May 16, 2011 reporting the company’s financial results for the three months ended March 31, 2011, and for the comparable periods in 2010.

•	they do not reflect the significant interest expense, or the cash requirements necessary to service interest on our debts;

•	they do not reflect our income tax expense or the cash requirements to pay our taxes;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure; and

•	Adjusted EBITDA does not reflect cash expenditures that may recur in future periods.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss.

	For the three months ended March 31,
($ in thousands)	2011	2010
Net loss attributable to Aquilex Holdings	$(12,564)	$(12,515)
Interest expense, net	10,018	12,926
Income tax expense (benefit)	3,389	4,203
Depreciation and amortization	8,539	9,392

EBITDA attributable to Aquilex Holdings	9,382	14,006

Adjustments to EBITDA

Incentive units expense (a)	265	380

Sarbanes Oxley costs (b)	191

Other (c)	(222)	420

Adjusted EBITDA attributable to Aquilex Holdings	$9,616	$14,806

(a)	Reflects expenses associated with vesting of time-vested profits interest units granted to members of Aquilex management. The value of these units was determined using the Black-Scholes-Merton method and the expense recorded as a non-cash compensation charge in SG&A.

(b)	Reflects Sarbanes-Oxley Act compliance costs paid to third parties.

(c)	Amounts primarily reflect the impact of unrealized foreign currency transaction gains and losses.

Aquilex Holdings LLC	Exhibit 99.1

Press release dated May 16, 2011 reporting the company’s financial results for the three months ended March 31, 2011, and for the comparable periods in 2010.

Forward-looking statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including changes in Aquilex’s business, operations, financial condition, suppliers and customers, perceptions of Aquilex among financial institutions and rating agencies, and the factors described in Aquilex’s filings with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2010 Annual Report on Form 10-K as filed with the SEC on March 31, 2011 and its Quarterly Report on Form 10-Q. Aquilex disclaims any obligation to update any forward-looking statements contained herein.

About Aquilex Holdings LLC

Aquilex Holdings LLC is the parent of Aquilex Corporation, a leading provider of critical maintenance, repair and industrial cleaning solutions to the energy industry. Through our divisional and branch offices in the United States and Europe, we provide our services to a diverse global base of over 600 customers, primarily in the oil and gas refining, chemical and petrochemical production, fossil and nuclear power generation and waste-to-energy industries.

Investor Relations Contact: Jay W. Ferguson, Chief Financial Officer (404) 869-5221.